UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2019

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On January 2, 2019, Penn National Gaming, Inc. (the “Company”) completed its previously announced acquisition of the operations of Margaritaville Resort Casino in Bossier City, Louisiana (“Margaritaville”) for an aggregate purchase price of approximately $115 million pursuant to (i) the Agreement and Plan of Merger (the “Merger Agreement”) among VICI Properties Inc. (“VICI”), Riverview Merger Sub Inc., a wholly-owned subsidiary of VICI (“Merger Sub”), Penn Tenant II, LLC (“Buyer”), a wholly-owned subsidiary of the Company, the Company, Bossier Casino Venture (HoldCo), Inc. (“Holdco”) and Silver Slipper Gaming, LLC and (ii) the Membership Interest Purchase Agreement (the “MIPA” and, together with the Merger Agreement, the “Acquisition Agreements”) among VICI, Merger Sub, Buyer and the Company.

Pursuant to the Merger Agreement, Merger Sub merged with and into Holdco with Holdco surviving the merger as a wholly-owned subsidiary of VICI (the “Merger”) and owner of the land and real estate assets relating to Margaritaville.  Pursuant to the MIPA, immediately following the consummation of the Merger, HoldCo sold the limited liability company interests in Holdco’s sole direct subsidiary, BCV (Intermediate) LLC (“Intermediate”), owner of the Margaritaville operating assets, to Buyer.  On the closing date, Buyer and VICI entered into a triple net lease agreement for the Margaritaville facility having an initial annual rent of approximately $23 million and an initial term of 15 years, with four 5-year renewal options.  The acquisition was financed through incremental borrowings under the Company’s revolving credit facility.

The foregoing descriptions of the Acquisition Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Acquisition Agreements, which are incorporated herein by reference as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K.

Item 7.01.             Regulation FD Disclosure.

On January 2, 2019, the Company issued a press release announcing the completion of the Merger and related transactions.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.             Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.  The Company intends to file the financial statements required by Item 9.01(a), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b) Pro Forma Financial Information.  The Company intends to file the pro forma financial information required by Item 9.01(b), if required, in an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1*

Agreement and Plan of Merger dated as of June 18, 2018, among VICI Properties Inc., Riverview Merger Sub Inc., Penn Tenant II, LLC, Penn National Gaming, Inc., Bossier Casino Venture (HoldCo), Inc. and Silver Slipper Gaming, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on June 19, 2018).

10.1

Membership Interest Purchase Agreement dated as of June 18, 2018, among VICI Properties Inc., Riverview Merger Sub Inc., Penn Tenant II, LLC and Penn National Gaming, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 19, 2018).

99.1	Press Release dated January 2, 2019 of Penn National Gaming, Inc. announcing its completion of the acquisition of the operations of Margaritaville.

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2019	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	Executive Vice President and Chief Financial Officer